                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT (the "Trust Agreement") is entered into as of September 21,1998 by and among Benedek Broadcasting Corporation, a Delaware corporation ("BBC"), Benedek License Corporation, a Delaware corporation ("BLC") and Philip A. Jones, as trustee ("Trustee").

                                    RECITALS

     A. BBC owns and operates television stations WIFR (TV), Rockford, Illinois ("WIFR") and WMTV(TV), Madison, Wisconsin (the "Station"). The licenses and authorizations issued by the Federal Communications Commission (the "FCC") for WIFR and the Station are owned by BLC, a wholly-owned subsidiary of BBC. Unless the context otherwise requires, references herein to BBC shall include BBC and BLC.

     B. BBC has been the licensee of WIFR since 1986. In June 1996, BBC acquired the Station as part of BBC's acquisition of all of the outstanding stock of Brissette Broadcasting Corporation. The Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC (collectively, the "Communications Act") do not permit BBC to own and operate both the Station and WIFR. Pursuant to a temporary waiver of such rules by the FCC, BBC has continued to own both the Station and WIFR since the acquisition of the Station.

     C. BBC intends to enter into an agreement to sell either the Station or WIFR within no more than six months after the date hereof in order to comply with the Communications Act. Interim acquisition by the Trustee, for the benefit of BBC, of the assets of the Station would provide an appropriate mechanism to facilitate compliance with the laws and regulations of the FCC pending the sale of the Station or WIFR. Subject to the terms and conditions of this Trust Agreement, upon a request by BBC to the Trustee to sell the Station Assets (as defined below), and upon concurrence of the Trustee with such request, the Trustee shall use his best efforts to complete the sale of the Station Assets within six months after the date of this Trust Agreement.

     D. The assets of the Station (other than the FCC Licenses) are subject to a lien and security interest in favor Bankers Trust Company, as agent for lenders to BBC. In order to assure compliance by BBC with its obligations in respect of such collateral, such assets must remain subject to such lien. As further collateral for BBC's lenders, the FCC licenses for the Station must be held by the Trustee in a limited liability company wholly owned by the Trustee and the Trustee must pledge the membership interests in such limited liability company in favor of The Bank of New York, as agent for lenders to BBC.

     Therefore, the parties agree as follows:

                                    AGREEMENT

     1. Creation and Purpose of The WMTV Trust. Subject to the terms and conditions hereof, a trust in respect of the Station Assets is hereby created and established, to be known as the "The WMTV Trust," and the Trustee hereby accepts the trust created hereby and agrees to serve as trustee hereunder. The WMTV Trust created hereby shall be irrevocable until this Trust is terminated pursuant to Section 6 hereof.

     2. Assets to be Conveyed; Assumption of Obligations.

          (a) Upon execution of this Trust Agreement and pursuant to prior FCC consent, BBC shall transfer and convey to Trustee, and Trustee shall acquire from BBC, all of the assets, real, personal and mixed, tangible and intangible (including the business of the Station as a going concern), owned or held by BBC as of the date of this Trust Agreement, and used, useful or necessary in the conduct of the business and operation of the Station (other than the FCC Licenses (as herein defined) which shall be transferred to the LLC (as herein defined)), including, but not limited to, the following:


               (i) all rights in and to the licenses, permits and other authorizations issued to BBC by any governmental authority and held by BBC and used or intended for use in the conduct of the business and operation of the Station (other than the FCC Licenses), and any applications for such licenses, permits and authorizations, and all other intangible personal property owned by BBC and associated with or related to the Station or the operation thereof, including the call letters "WMTV";


               (ii) all land, leaseholds and other interests of every kind and description in real property, buildings, towers, and antennae, and fixtures and improvements thereon owned by BBC as of the date hereof and used or held for use in connection with the business and operation of the Station;

               (iii) all equipment, cameras, transmitters, antennas, office furniture and fixtures, office materials and supplies, tools, inventory, spare parts, and other tangible personal property of every kind and description, owned by it and used or intended for use in the conduct of the business and operation of the Station;

               (iv) all cash in the Station's operating bank accounts, all prepaid expenses, advances and deposits with respect to the Station, including prepaid film and programming expenses and all barter receivables arising in connection with trade-out agreements;

               (v) all accounts receivable arising out of the operation of the Station;

               (vi) all leases, contracts, licenses, purchase orders, sales orders, commitments and other agreements to which BBC is a party with respect to the Station all orders and agreements for the sale of advertising time on the Station all of BBC's rights under and interest in all contracts relating to the conduct of the business of the Station (but excluding any contract or agreement for the sale of the Station Assets following termination of the Trust created hereby);

               (vii) all programs and programming materials and elements of whatever form or nature owned by BBC as of the date of this Agreement and used or held for use in connection with the business and operations of the Station, whether recorded on tape or any other substance or intended of live performance, and whether completed or in production, and all related common-law and statutory copyrights owned by or licensed to BBC and used solely in connection with the business and operations of the Station;

               (viii) all rights of BBC, insofar as it pertains to the Station, in and to trade names, service marks, trademarks, trademark registrations and trademark applications, copyrights, copyright registrations and copyright applications, patents and patent applications, inventions, trade secrets, logos, slogans, jingles, proprietary processes, computer software and all other information, know-how and intellectual property rights and all licenses and other agreements relating to any of the foregoing all of BBC's right, title and interest in and to the trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos, slogans, licenses, permits and privileges owned or held by BBC and used, useful or necessary in the conduct of the business and operation of the Station;

               (ix) all files, records, books of account, computer programs and software and logs relating to the operation of the Station, including, without limitation, payable records, receivable records, invoices, statements, traffic material, programming information and studies, technical information and engineering data, news and advertising studies and consultants' reports, ratings reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports, budgets, financial reports and projections, sales, operating and business plans, filings with the FCC and original executed copies of all written contracts to be assigned hereunder; and

               (x) all of BBC's rights under manufacturers' and vendors' warranties relating to items included in the Station Assets and all similar rights against third parties relating to items included in the Station Assets to the extent contractually assignable.

The assets to be transferred to Trustee hereunder are hereinafter collectively referred to as the "Station Assets."

          (b) The Trustee shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of the Station under all its contracts, agreements and commitments, including without limitation time sales agreement, programming agreements and employment agreements.

          (c) The Trustee shall retain and hold the Station Assets, and assume the Station's obligations, only in accordance with, and subject to the terms and conditions set forth in, this Trust Agreement.

          (d) Anything contained in this Trust Agreement to the contrary notwithstanding, this Trust Agreement shall not constitute an agreement or an attempted agreement to transfer or assign any contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Trustee thereunder. BBC shall use its reasonable best efforts to obtain the consent of any party or parties to any such contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements to the transfer or assignment thereof by BBC to the Trustee hereunder in all cases in which such consent is required for transfer or assignment.

          (e) The Trustee acknowledges that the Station Assets (other than the FCC Licenses) are and shall remain subject to a lien and security interest in favor Bankers Trust Company, as agent for lenders to BBC. The Trustee shall cooperate with BBC in assuring compliance by BBC with its obligations in respect of such collateral, including, if requested by such lenders, by directly granting or acknowledging such lien and security interest in favor of such lenders. In addition, pursuant to prior FCC consent, the FCC Licenses shall be assigned to a limited liability company wholly owned by the Trustee (the "LLC")

(with the Trustee holding the sole power to vote the membership interests in such limited liability company) and the Trustee shall pledge the membership interests in such limited liability company (subject to ordinary FCC limitations) to The Bank of New York, as agent for lenders to BBC, pursuant to such documentation as The Bank of New York may reasonably request. Upon execution of this Trust Agreement and pursuant to prior FCC consent, BBC shall transfer and convey to the LLC all rights in and to the licenses, permits and other authorizations issued to BBC by the FCC (the "FCC Licenses"), and any applications for such licenses, permits and authorizations.

     3. Management and Other Actions by Trustee.

          (a) During the term of this Trust Agreement, the right to manage and direct the management of the business of the Station shall be solely vested in the Trustee, subject to the following:

                    (i) The Trustee shall conduct the operations of the Station as a television broadcaster serving the Madison, Wisconsin television market in the ordinary course of business consistent with past operations of the Station and the Station's network affiliation agreement. To the extent possible, the Trustee shall maintain the status quo of such operation as currently operating with a view of maximizing the value to be received by BBC consistent with the Trustee's duties as a licensee of the FCC and as fiduciary of BBC. With respect to so conducting the operations and management of the Station, the Trustee shall within four days of the end of each calendar month provide BBC or its designee with such monthly financial reports, prepared in accordance with generally accepted accounting principles and BBC's historical accounting practices, consisting of unaudited balance sheets of the Station and related statements of operations and cash flows for the month and three-month period then ended as shall be necessary for BBC to meet its financial reporting requirements to its accountants, lenders, the Securities and Exchange Commission and any other authorities of competent jurisdiction. The Trustee shall also provide BBC or its designee with monthly budgets and estimates (which shall be prepared consistent with all budgets and estimates previously prepared by BBC), setting forth the Station's monthly expenses, including expenditures for equipment or other capital assets, and operating income anticipated to be incurred or earned monthly during the next upcoming three calendar months as well as on an aggregate basis through the next upcoming 12 calendar months. BBC shall not use or attempt to use these financial materials to limit or restrict the Trustee's discretion to operate the Station in the manner described in this subsection;

                    (ii) to the extent that the Station's operations generate cash accumulations in excess of the Station's actual and projected expenses (not including capital expenditures) as determined by the Trustee in his reasonable discretion ("Excess Cash Flow"), such Excess Cash Flow shall first be applied to repay amounts due to BBC under the line of credit provided for in Section

                              3(a)(iii) of this Trust Agreement, and thereafter shall be remitted to BBC from time to time as the Trustee shall determine;

                    (iii) to the extent that the Trustee determines in his reasonable discretion that management and operation of the Station consistent with past practice or that payment of the charges and other expenses of the operation of the Station (other than for capital expenditures) requires funds in excess of the ordinary cash flow of the Station (as diminished by any prior remittances of Excess Cash Flow), BBC agrees to provide a line of credit to Trustee in the amount of $100,000, repayable from Excess Cash Flow. BBC shall not communicate directly or indirectly with the Trustee about, or participate with the Trustee in making, any decision to draw on the line of credit or as to when or how the funds will be used. The Trustee may draw on the line of credit by written notice to BBC for a specific amount of funds. BBC shall, within 10 days of receipt of such notice, provide such funds to Trustee in the amount requested, up to the limit of the line of credit;

                    (iv) the Trustee shall make such capital expenditures as the Trustee determines in his reasonable discretion consistent with the existing capital budget for the Station and BBC shall, to the extent the Station requires funds in excess of the ordinary cash flow of the Station for such purpose or for emergency capital expenditures not contemplated by such budget, make such funds available to the Trustee; and

                    (v) any employee hired by the Trustee who is not employed at the Station as of the effective date of this Trust Agreement shall not be a 1% or greater shareholder, director, officer, or employee of BBC or its affiliates, and may not have any business and familial relationship (as defined in the FCC Policy Statement in MM Docket No. 85-218, FCC 86-67 (March 17, 1986)) with BBC or with any 1% or greater shareholder, director, officer, or employee of BBC or its affiliates.

          (b) The Trustee shall cause any employee hired by him pursuant to
Section 3(a)(iv), and any person previously employed by BBC whom the Trustee elects to retain, to execute and deliver to the Trustee an agreement, in form and substance acceptable to the Trustee, pursuant to which such employee agrees to comply with the rules, regulations and policies of the FCC, including without limitation all rules, regulations and policies governing communications among such employee and BBC or its officers, directors, employees, and affiliates, regarding the Station and its management and operations.

          (c) No person other than the Trustee or managers designated by the Trustee shall have any authority with respect to the management of the Station or the Station Assets for so long as this Trust Agreement is in effect. The Trustee shall have no beneficial interest in the Station Assets.

          (d) Except as expressly provided in this Trust Agreement, the Trustee shall not: incur any debt or guaranty obligation in favor of any other person; engage in any business other than as necessary in Trustee's reasonable opinion to meet his fiduciary duties with respect to the operation of the Station as a broadcast licensee serving the Madison, Wisconsin market; sell or otherwise transfer, assign or encumber all or any part of the Station Assets, or enter into any agreement to do so; or enter into any merger, consolidation, or similar transaction or engage in any reclassification or similar transaction.

          (e) BBC shall have the right to request the Trustee to sell the Station Assets to an unaffiliated third party. Within 72 hours of receipt of such a request from BBC, Trustee shall advise BBC whether he concurs in such a sale. In the event the Trustee so concurs, the Trustee shall have the authority to take all actions necessary or appropriate to effectuate the transfer of title to the Station Assets held by the Trustee pursuant to this Trust Agreement to (and the assumption of the liabilities, obligations and commitments of the Station by) an unaffiliated third party. In this regard, Trustee shall enter into appropriate agreements, submit and fully prosecute appropriate applications to such governmental authorities as such agreements require, requesting approval to assign the Station Assets, and, upon satisfaction of all closing conditions not otherwise waived, transfer the Station Assets to the approved assignee. To facilitate any sale of the Station Assets to an unaffiliated third party (a "Sale"), the Trustee may request in writing from BBC such information, representations and warranties regarding operation of the Station as may be needed to effectuate such Sale.

          (f) If prior to the execution of this Trust Agreement, BBC has entered into a binding agreement for a Sale of the Station Assets to a third party, and BBC so notifies the Trustee in writing and provides the Trustee with a copy of such binding agreement, then the Trustee, acting for the benefit of BBC, shall sell such Station Assets as soon as practicable to such third party consistent with the terms of the binding agreement.

          (g) The Trustee shall have any and all such further powers and shall take such further actions (including, but not limited to, taking legal action) as may be necessary to fulfill the Trustee's obligations under this Trust Agreement.

     4. Concerning the Trustee.

          (a) Subject to the provisions of this Trust Agreement, The WMTV Trust created hereby and the operations of the Station shall be managed by the Trustee, who shall comply with the CommuThe Trustee represents that he is qualified in all respects under all requirements established by the FCC as of the date of this Trust Agreement in order to accomplish and carry out the purposes hereof, and shall maintain such qualifications as are required by the pertinent Rules and Regulations of the FCC as may be in effect from time to time during the existence of the Trust established by this Trust Agreement. In the operation and management of the Station, the Trustee (either in person or by nominee or proxy) shall exercise his best judgment to select suitable personnel of the Station who are not affiliated with BBC and its affiliates, and shall otherwise take such part or action in respect of the management of their affairs as he deems necessary and proper.

          (b) The Trustee shall be entitled to receive compensation for his services hereunder in accordance with such arrangements as may be agreed to between the Trustee and BBC for the duration of the WMTV Trust (prorated for any partial month). The Trustee agrees that in return for such compensation, he will devote such time to the WMTV Trust as is necessary in the proper exercise of his fiduciary duties hereunder. Payment of Trustee's monthly compensation shall be made by BBC on a monthly basis within 10 days after the commencement of each month.

          (c) The Trustee is expressly authorized to incur and pay, from the Station Assets held in trust, all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of his duties under this Trust Agreement, including fees and charges for legal counsel of his choosing and the cost of any necessary secretarial staff and travel expenses. BBC hereby agrees to reimburse and to indemnify the Trustee against all claims, costs and defense of claims (including reasonable attorneys' fees and disbursements), expenses and liability incurred by the Trustee in connection with the performance of his duties under this Trust Agreement, except those incurred as a result of the Trustee's gross negligence, intentional wrongful action or willful misconduct. The obligations of BBC to the Trustee under this
Section 4(c) shall survive the resignation, incapacity to act, death or insolvency of the Trustee and the termination of this Trust Agreement.

          (d) The Trustee shall be free from liability in acting upon any paper, document or signature believed by the Trustee to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment in any act done or omitted, nor for any mistake of fact or law, nor for anything which the Trustee may do or refrain from doing in good faith. The Trustee may consult with legal counsel of his own choosing and any action under this Trust Agreement taken or suffered in good faith by the Trustee and in accordance with the opinion of the Trustee's counsel (if such opinion shall have been obtained by Trustee) shall be conclusive on the parties to this Trust Agreement, and the Trustee shall be fully protected and be subject to no liability in respect thereto.

          (e) Subject to Section 4(c) hereof, the rights and duties of the Trustee hereunder shall terminate upon the Trustee's incapacity to act, death or insolvency, and no interest in any of the Station Assets directly or indirectly held by the Trustee nor any of the rights and duties of a deceased or insolvent Trustee may be transferred by will, devise, succession or in any manner except as provided in this Trust Agreement. The heirs, administrators, executors or other representatives of an incapacitated, deceased or insolvent Trustee shall, however, have the right and duty to convey any Station Assets held by the Trustee to one or more successor Trustee designated by BBC pursuant to Section 4(g) below.

          (f) The Trustee may resign by giving not less than 60 days' advance written notice of resignation to BBC, provided that a successor Trustee has been appointed, such appointment has received all necessary approval from the FCC, and any order granting such approval has become effective. BBC shall cooperate fully in the prompt appointment of a successor Trustee and shall not unreasonably interfere with or delay the effectiveness of such resignation.

          (g) In the event of such resignation, incapacity to act, death or insolvency of the Trustee, he shall be succeeded, subject to such prior approval of the FCC as may be required, by a successor Trustee chosen by BBC. Any successor Trustee shall succeed to all of the rights and obligations of the Trustee replaced hereunder upon execution by such successor Trustee of a counterpart of this Trust Agreement.

          (h) The Trustee and any successor Trustee designated pursuant to paragraphs (f) and (g) of this Section 4 shall not be a 1% or greater shareholder, officer, employee, director, or affiliate of BBC, and may not have any business or familial relationship (as defined in the FCC Policy Statement in MM Docket NO. 85-218, FCC 86-67 (March 17, 1986)) with any officer, employee, director, or 1% or greater shareholder or affiliate of BBC. Neither the Trustee nor any successor Trustee will serve as an officer, employee, or director of BBC, its affiliates, or its successor companies following the assignment specified in Section 3(e) or
Section 3(f).

     5. Certain Services from BBC. At the Trustee's request, BBC shall provide the Trustee with such payroll, group insurance, accounting and engineering services as BBC provides for its owned television stations and shall permit employees of the Station to participate in BBC's 401(k) plan in accordance with the terms thereof.

     6. Termination of Trust Agreement; Distribution of Proceeds of Sale of Assets.

          (a) Subject to such FCC approval as may be required, and following the receipt of such FCC approval, this Trust Agreement and the WMTV Trust created hereby shall terminate, following consummation of (i) a Sale of the Station Assets under Section 3(e) or Section 3(f) of this Trust Agreement, (ii) the divestiture by BBC of its interest in WIFR, or (iii) a change in law or regulation which permits BBC to own both the Station and WIFR.

          (b) Upon the termination of this Trust Agreement pursuant to Section 6(a)(i) hereof and consistent with the requirements of the FCC, the Trustee shall deliver to the assignee those Station Assets contemplated by the assignment transaction that has been approved by the FCC, and shall deliver all other property held by the Trustee pursuant to this Trust Agreement to BBC or its designee. In the case of a Sale of all or substantially all of the Station Assets to an unaffiliated third party pursuant to Section 3(e) or 3(f) of this Trust Agreement, the Trustee shall receive the money, securities, rights or property which are distributed or are distributable in respect of the Station Assets, and, after paying (or reserving for payment thereof) any expenses or liability incurred pursuant to this Trust Agreement, shall distribute or cause the distribution of such money, securities, rights or property to BBC or its designee.

          (c) Upon termination of this Trust Agreement pursuant to Section 6(a)(ii) or (iii) hereof and consistent with the requirements of the FCC, the Trustee shall deliver the Station Assets and all other property held by the Trustee pursuant to this Agreement to BBC or its designee.

     7. Communications.

          (a) The Trustee may communicate with and provide reports (including specifically the financial reports provided for in Section 3(a)(i)) to BBC concerning the implementation of the WMTV Trust, but not concerning the management and operations of the Station except as provided in Section 3(a)(i) above.

          (b) The Trustee may engage in the communications contemplated by
Section 3(e) hereof to facilitate a Sale of the Station Assets to an unaffiliated third party.

          (c) Neither BBC nor any of its officers, directors, employees, shareholders or affiliates shall communicate with the Trustee regarding the operation or management of the Station. BBC may communicate with the Trustee as provided in Section 3(e) hereof, and concerning the mechanics of implementing any Sale of the Station Assets. Existing programming broadcast by such Station may continue in force until their termination, or may be renewed if renewal on the same terms is automatic upon notification. Ministerial written communications in connection with existing contracts and the services referred to in Section 5 may continue.

          (d) Any communications permitted by Section 7(a), 7(b) or 7(c) shall be evidenced in writing, and shall be retained by the Trustee for inspection upon request by the FCC.

          (e) All notices and other communications given under this Trust Agreement shall be deemed to have been duly given when delivered in person or by overnight express, mailed by first-class, registered or certified mail, postage prepaid, or transmitted by facsimile and addressed to the parties as follows:

                              (i)            If to BBC:

                                             100 Park Avenue
                                             Rockford, Illinois 61103

                              (ii)           If to the Trustee:

                                             2730 Verona Terrace
                                             Mission Hills, Kansas 66208

or to such other address as either of them by written notice to the others may from time to time designate. Each notice or other communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt or deliver receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation, but in the case of a facsimile, only if a hard copy is also sent by overnight courier.

     8. Miscellaneous.

          (a) This Trust Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or other written agreements, commitments or understandings with respect to the matters provided for herein. This Trust Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. Any material change in this Trust Agreement may be made only if approved by the FCC. A copy of any material change shall be filed by the Trustee with the FCC within ten days following the execution thereof, with copies to the appropriate divisions and bureaus of the FCC.

          (b) This Trust Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Subject to Section 4(g) hereof, this Trust Agreement shall not be assignable by the Trustee.

          (c) If any part of any provision of this Trust Agreement or any other agreement, document or writing giving pursuant to or in connection with this Trust Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining part of said provision or the remaining provisions of this Trust

Agreement.

          (d) The headings of the sections of this Trust Agreement are inserted for convenience of reference only and do not form a part or affect the meaning thereof.

          (e) This Trust Agreement, the rights and obligations of the parties hereto, any claims and disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed entirely with such state.

          (f) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed on their behalf as of the date and year first herein above set forth.

                              BENEDEK BROADCASTING CORPORATION

                              By:      /s/ K. James Yager
                                       ---------------------------
                              Title:   President
                                       ---------------------------


                              BENEDEK LICENSE CORPORATION

                              By:      /s/ K. James Yager
                                       ---------------------------
                              Title    President
                                       ---------------------------

                              PHILIP A. JONES, AS TRUSTEE

                              /s/ Philip A. Jones
                              ---------------------------
                              Philip A. Jones